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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported):  May 18, 1998

                                   TREEV, INC.
             (Exact name of registrant as specified in its charter)


   Delaware                       0-22970                    54-1590649
(State or other                 (Commission               (I.R.S. Employer
jurisdiction of                 File Number)           Identification Number)
incorporation or
organization)

   500 Huntmar Park Drive, Herndon, Virginia                    20170
   (Address of principal executive offices)                   (Zip code)

                                 (703) 478-2260
              (Registrant's telephone number, including area code)


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Item 5.   OTHER EVENTS.

         On May 19, 1998, the Company issued a press release that provided certain information regarding organizational changes aimed at saving $4,800,000 annually. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

         As a part of those  organizational  changes, the Company promoted David
E. MacWhorter, the Company's senior vice president of marketing, to President and Chief Operating Officer. James J. Leto will remain Chairman and Chief Executive Officer. Mr. MacWhorter will oversee the day to day operations of the Company. Prior to joining the Company, he was President of Kyocera Electronics' printer division. He has also held senior management positions at Wang, Sony and IBM.

         The Company also eliminated 30 management and staff positions and consolidated its operations. The Company eliminated the position of Senior Vice President of Engineering. John M. Flowers, Jr., who held that position, pursuant to an agreement with the Company for continued employment, is entitled to receive severance equal to one-half his annual compensation and the continuation of health and life insurance benefits. In an effort to reduce expenses, James Leto elected to cut his salary by over 50% in exchange for stock options.


Item 7.     EXHIBITS

Exhibit Number                               Description
--------------                               -----------
99.1                                         Press Release dated May 19, 1998.










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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, TREEV, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            TREEV, INC.


Date: June 1, 1998                   By: /s/ Jorge R. Forgues
                                         --------------------
                                         Jorge R. Forgues
                                         Senior Vice President of Finance and
                                         Administration, Chief Financial Officer
                                         and Treasurer
                                         (Principal Financial Officer and
                                         Chief Accounting Officer)